PTC Announces Q2 Results, Initiates Q3 Guidance and Updates FY’13 Targets

NEEDHAM, Mass. -- PTC (Nasdaq: PMTC) today reported results for its second fiscal quarter ended March 30, 2013.

Highlights
•	Q2 Results:
o	Non-GAAP revenue of $315 million, up 4% year over year (up 5% on a constant currency basis)
o	Non-GAAP EPS of $0.41, up 38% year over year (up 44% on a constant currency basis)
o	Q2 revenue contribution from Servigistics (acquired on October 2, 2012) was $21 million on a non-GAAP basis and $20 million on a GAAP basis
o	GAAP revenue of $314 million and GAAP EPS of $0.14, including a $16 million restructuring charge

•	Q3 Guidance:
o	Non-GAAP revenue of $315 to $330 million and non-GAAP EPS of $0.40 to $0.45
o	License revenue of $80 to $90 million
o	GAAP revenue of $314 to $329 million and GAAP EPS of $0.22 to $0.27
o	Assumes $1.31 USD / EURO and 100 YEN / USD

•	FY’13 Targets:
o	Non-GAAP revenue of $1,305 to $1,315 million and non-GAAP EPS of $1.70 to $1.80
o	License revenue of $350 to $360 million
o	Non-GAAP operating margin of approximately 21.5%
o	GAAP revenue of approximately $1,302 to $1,312 million and GAAP EPS of $1.03 to $1.13; GAAP operating margin of approximately 11%
o	Revenue guidance assumes at least $80 million contribution from Servigistics, including $3 million in non-GAAP revenue
o	Assumes $1.31 USD / EURO and 100 YEN / USD

The Q2 non-GAAP revenue and non-GAAP EPS results exclude a $0.7 million effect of purchase accounting on the fair value of the acquired deferred maintenance balance of Servigistics. The Q2 non-GAAP EPS results also exclude $11.8 million of stock-based compensation expense, $11.3 million of acquisition-related intangible asset amortization, $15.8 million of restructuring charges, and $2.1 million of acquisition-related expense. The Q2 non-GAAP EPS results include a tax rate of 19% and 121 million diluted shares outstanding.

Results Commentary
James Heppelmann, president and chief executive officer, commented, “We are pleased with PTC’s Q2 operating results, with non-GAAP revenue at the mid-point of our guidance range and non-GAAP EPS exceeding the high end of our guidance range. Our license revenue of $80 million was up 7% year over year (9% on a constant currency basis), consistent with our guidance range, with flat organic license revenue (up 3% on a constant currency basis).  Servigistics performed well again this quarter, delivering results in line with our expectations. From a geographic perspective, we had a very strong quarter in Japan and solid growth in the Pac Rim, which was offset by soft results in Europe and Americas reflecting the current macro environment.”

(continues)

Heppelmann added, “While we are encouraged by improvements in year-over-year performance in CAD and Extended PLM relative to Q1’13, large deal closure rates continue to be muted by the macroeconomic environment. We had 24 large deals (recognized license + services revenue of more than $1 million) in Q2’13. Consistent with recent quarters, the mix of large deal revenue was skewed more heavily toward services reflecting a lower level of large license transactions. During the quarter we recognized revenue from leading organizations such as Airbus, Astrium, Cummins, MAN Truck and Bus, NASA, NEC, Thales, and the U.S. Army.”

Jeff Glidden, chief financial officer, commented, “From a profitability standpoint we had a very strong quarter; we delivered $0.41 non-GAAP EPS and achieved a 20.0% non-GAAP operating margin, exceeding the high-end of our guidance range by 200 basis points. We generated $83 million in operating cash flow and used $60 million to partially repay our credit facility and $19 million for stock repurchases, ending the quarter with a cash balance of $241 million.”  Q2 GAAP EPS was $0.14 and GAAP operating margin was 6.8%.

Outlook Commentary
“We continue to be excited about our long-term growth opportunity based on the strength of our pipeline, competitive wins in our core markets, as well as the significant interest we are seeing in our broader solution areas. While the slowdown in the global manufacturing industry and uncertainty about the near-term economy remain headwinds for revenue growth, we are committed to driving operating margin expansion and achieving our goal of 25% to 27% non-GAAP operating margin in FY’15,” said Heppelmann.

Glidden added, “For Q3’13, we are providing guidance of $315 to $330 million in non-GAAP revenue with $80 to $90 million in license revenue, $75 to $80 million in services revenue and approximately $160 million in non-GAAP support revenue. We are expecting Q3 non-GAAP EPS of $0.40 to $0.45.” The GAAP revenue target is $314 to $329 million, the GAAP support revenue target is $159 million, and the GAAP EPS target range is $0.22 to $0.27.

The Q3 guidance assumes $1.31 USD / EURO, 100 YEN / USD, a non-GAAP tax rate of 22%, a GAAP tax rate of 27% and 121 million diluted shares outstanding. The Q3 non-GAAP guidance excludes $0.5 million of the effect of purchase accounting on deferred maintenance revenue from Servigistics, $13 million of stock-based compensation expense, $0.5 million of acquisition related expenses, $11 million of acquisition-related intangible asset amortization expense, their related income tax effects, as well as any additional discrete tax items and restructuring charges.

Glidden continued, “Looking to the full year FY’13, we are targeting non-GAAP revenue of $1,305 to $1,315 million, reflecting concerns around the timing of global economic recovery and approximately $10 million impact due to unfavorable currency movements. We are maintaining our non-GAAP EPS guidance of $1.70 to $1.80 reflecting our continued vigilance on cost controls and commitment to profitability.  We are targeting license revenue of $350 to $360 million, services revenue of approximately $305 million and non-GAAP support revenue of approximately $650 million. We continue to target approximately 200 basis points of non-GAAP operating margin improvement during FY’13.” We are targeting GAAP revenue of $1,302 to $1,312 million (including GAAP support revenue of $647 million) and GAAP EPS of $1.03 to $1.13.

The FY’13 targets assume a non-GAAP tax rate of 22%, a GAAP tax rate of 4% and 121 million diluted shares outstanding.  The FY’13 non-GAAP targets exclude approximately $31 million in restructuring charges, $3 million of the effect of purchase accounting on acquired Servigistics deferred revenue, $51 million of stock-based compensation expense, $45 million of acquisition-related intangible asset amortization, $7 million of acquisition-related expenses, their related income tax effects, as well as any additional discrete tax items and restructuring charges.

(continues)

Q2 Earnings Conference Call and Webcast
Prepared remarks for the conference call have been posted to the investor relations section of our website.  The prepared remarks will not be read live; the call will be primarily Q&A.

What:	PTC Fiscal Q2 Conference Call and Webcast

When:	Thursday, April 25th, 2013 at 8:30am (ET)

Dial-in:	1-800-857-5592 or 1-773-799-3757 Call Leader: James Heppelmann Passcode: PTC

Webcast:	www.ptc.com/for/investors.htm

Replay:
   The audio replay of this event will be archived for public replay until 10:59 pm (CT) on May 5th, 2013.
   Dial-in: 800-839-2204  Passcode: 5689
   To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results.  Non-GAAP revenue, operating expenses, margin and EPS exclude the effect of purchase accounting on the fair value of acquired deferred revenue of Servigistics, Inc. and MKS, Inc., stock-based compensation expense, amortization of acquired intangible assets, restructuring charges, acquisition-related expenses, certain foreign currency transaction losses, and the related tax effects of the preceding items and discrete tax items.  We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies.  In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.  However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

Other Important Information
As we have previously disclosed, we have been cooperating to provide information to the U.S. Securities and Exchange Commission and the Department of Justice concerning payments and expenses by certain of our business partners in China and/or by employees of our Chinese subsidiary that raise questions concerning compliance with laws, including the U.S. Foreign Corrupt Practices Act.  The SEC has informed us that its investigation is substantially complete and the Department of Justice has not yet indicated the status of its investigation.   Resolution of this matter could include fines and penalties; however we are unable to estimate an amount and we have not recorded a liability for this matter.  If we are required to record a liability for this matter this could materially impact our results for the period in which the liability is recorded and, depending on timing, could involve an adjustment to our Q2FY13 results.

(continues)

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our fiscal 2013 and other future financial and growth expectations and anticipated tax rates, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected.  These risks include the possibility that the macroeconomic climate may not improve or may deteriorate, the possibility that customers may not purchase our solutions when or at the rates we expect and that our pipeline deals may not convert as we expect, the possibility the foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense, the possibility that we may not achieve the license, services or support growth rates that we expect, which could result in a different mix of revenue between license, service and support and could impact our EPS results, the possibility that the rate of growth of our CAD and Extended PLM solutions may not continue to increase, the risk that sales of our newly expanded SLM solutions, including Servigistics, may not generate the revenue we expect, the possibility that resource constraints and personnel reductions could adversely affect our revenue,  and the possibility that remedial actions relating to our previously announced investigation in China will have a material impact on our operations in China and that fines and penalties may be assessed against us in connection with this matter.  In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

PTC, the PTC logo, and all other PTC product names and logos are trademarks or registered trademarks of PTC Inc. or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

About PTC
PTC (Nasdaq: PMTC) enables manufacturers to achieve sustained product and service advantage. The company’s technology solutions help customers transform the way they create and service products across the entire product lifecycle – from conception and design to sourcing and service. Founded in 1985, PTC employs nearly 6,000 professionals serving more than 27,000 businesses in rapidly-evolving, globally distributed manufacturing industries worldwide. Get more information at www.ptc.com.

Contact:
PTC Investor Relations
Tim Fox, 781-370-5961
tifox@ptc.com

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 30,	March 31,	March 30,	March 31,
	2013	2012	2013	2012

Revenue:
License	$79,690	$74,779	$158,875	$163,867
Service	73,084	75,806	149,844	151,433
Support	161,175	150,540	324,981	304,101
Total revenue	313,949	301,125	633,700	619,401

Cost of revenue:
Cost of license revenue (1)	8,291	7,824	16,303	15,483
Cost of service revenue (1)	64,550	66,366	133,142	137,816
Cost of support revenue (1)	20,429	19,026	40,897	38,136
Total cost of revenue	93,270	93,216	190,342	191,435

Gross margin	220,679	207,909	443,358	427,966

Operating expenses:
Sales and marketing (1)	88,059	90,962	181,608	188,740
Research and development (1)	55,528	54,576	112,957	109,569
General and administrative (1)	33,398	29,534	69,215	59,106
Amortization of acquired intangible assets	6,640	5,132	13,263	10,341
Restructuring charges	15,810	20,802	31,212	20,802
Total operating expenses	199,435	201,006	408,255	388,558

Operating income	21,244	6,903	35,103	39,408
Other expense, net	(1,867)	(2,967)	(3,672)	(5,610)
Income before income taxes	19,377	3,936	31,431	33,798
(Benefit) provision for income taxes	2,340	367	(21,417)	8,106
Net income	$17,037	$3,569	$52,848	$25,692

Earnings per share:
Basic	$0.14	$0.03	$0.44	$0.22
Weighted average shares outstanding	119,518	119,003	119,722	118,356

Diluted	$0.14	$0.03	$0.44	$0.21
Weighted average shares outstanding	121,071	121,401	121,438	120,985

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	March 30,	March 31,	March 30,	March 31,
	2013	2012	2013	2012
Cost of license revenue	$8	$7	$13	$12
Cost of service revenue	1,420	1,358	3,032	2,921
Cost of support revenue	835	813	1,661	1,763
Sales and marketing	2,835	3,306	5,293	7,034
Research and development	1,824	2,240	4,336	4,789
General and administrative	4,888	4,968	9,368	9,555
Total stock-based compensation	$11,810	$12,692	$23,703	$26,074

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 30,	March 31,	March 30,	March 31,
	2013	2012	2013	2012

GAAP revenue	$313,949	$301,125	$633,700	$619,401
Fair value of acquired company's
deferred maintenance revenue	660	736	2,214	2,258
Non-GAAP revenue	$314,609	$301,861	$635,914	$621,659

GAAP gross margin	$220,679	$207,909	$443,358	$427,966
Fair value of acquired company's
deferred maintenance revenue	660	736	2,214	2,258
Stock-based compensation	2,263	2,178	4,706	4,696
Amortization of acquired intangible assets
included in cost of license revenue	4,628	3,931	9,267	8,034
Non-GAAP gross margin	$228,230	$214,754	$459,545	$442,954

GAAP operating income	$21,244	$6,903	$35,103	$39,408
Fair value of acquired company's
deferred maintenance revenue	660	736	2,214	2,258
Stock-based compensation	11,810	12,692	23,703	26,074
Amortization of acquired intangible assets
included in cost of license revenue	4,628	3,931	9,267	8,034
Amortization of acquired intangible assets	6,640	5,132	13,263	10,341
Acquisition-related charges included in
general and administrative expenses	2,110	444	6,709	2,512
Restructuring charges	15,810	20,802	31,212	20,802
Non-GAAP operating income (2)	$62,902	$50,640	$121,471	$109,429

GAAP net income	$17,037	$3,569	$52,848	$25,692
Fair value of acquired company's
deferred maintenance revenue	660	736	2,214	2,258
Stock-based compensation	11,810	12,692	23,703	26,074
Amortization of acquired intangible assets
included in cost of license revenue	4,628	3,931	9,267	8,034
Amortization of acquired intangible assets	6,640	5,132	13,263	10,341
Acquisition-related charges included in
general and administrative expenses	2,110	444	6,709	2,512
Restructuring charges	15,810	20,802	31,212	20,802
Non-operating foreign currency transaction losses (3)	-	-	-	761
Income tax adjustments (4)	(9,141)	(11,412)	(45,541)	(18,090)
Non-GAAP net income	$49,554	$35,894	$93,675	$78,384

GAAP diluted earnings per share	$0.14	$0.03	$0.44	$0.21
Fair value of deferred maintenance revenue	0.01	0.01	0.02	0.02
Stock-based compensation	0.10	0.10	0.20	0.22
Amortization of acquired intangibles	0.09	0.07	0.19	0.15
Acquisition-related charges	0.02	-	0.06	0.02
Restructuring charges and other	0.13	0.17	0.26	0.18
Income tax adjustments	(0.08)	(0.09)	(0.38)	(0.15)
Non-GAAP diluted earnings per share	$0.41	$0.30	$0.77	$0.65

(2)	Operating margin impact of non-GAAP adjustments:
	Three Months Ended		Six Months Ended
	March 30,	March 31,	March 30,	March 31,
	2013	2012	2013	2012
GAAP operating margin	6.8%	2.3%	5.5%	6.4%
Fair value of deferred maintenance revenue	0.2%	0.2%	0.3%	0.4%
Stock-based compensation	3.8%	4.2%	3.7%	4.2%
Amortization of acquired intangibles	3.6%	3.0%	3.6%	3.0%
Acquisition-related charges	0.7%	0.1%	1.1%	0.4%
Restructuring charges	5.0%	6.9%	4.9%	3.4%
Non-GAAP operating margin	20.0%	16.8%	19.1%	17.6%

(3)	In the first quarter of 2012 we recorded $0.8 million of foreign currency transaction losses related to legal entity mergers completed during the quarter.

(4)
Reflects the tax effects of non-GAAP adjustments for the three and six months ended March 30, 2013 and March 31, 2012, which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above, as well as any one-time non-cash GAAP charges. In the fourth quarter of 2012, a valuation allowance was established against our U.S. net deferred tax assets. As the U.S. is profitable on a non-GAAP basis, the 2013 non-GAAP tax provision is being calculated assuming there is no U.S. valuation allowance and, as a result, an income tax benefit of $4.1 million and $10.3 million is included for the three and six months ended March 30, 2013. The three and six months ended March 30, 2013 excludes tax benefits of $3.2 million relating to final resolution of a long standing tax litigation and completion of an international jurisdiction tax audit. The six months ended March 30, 2013 includes a one-time non-cash tax benefit of $32.6 million related to the release of a portion of the valuation allowance as a result of deferred tax liabilities established in accounting for the acquisition of Servigistics. The six months ended March 31, 2012 exclude one-time non-cash GAAP charges net, of $1.4 million related to the impact from a reduction in the statutory tax rate in Japan on deferred tax assets from a litigation settlement.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 30,	September 30,
	2013	2012

ASSETS

Cash and cash equivalents	$240,809	$489,543
Accounts receivable, net	213,252	217,370
Property and equipment, net	62,731	63,466
Goodwill and acquired intangible assets, net	1,026,999	796,232
Other assets	241,028	225,023

Total assets	$1,784,819	$1,791,634

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$350,341	$327,529
Borrowings under credit facility	308,125	370,000
Other liabilities	298,554	296,846
Stockholders' equity	827,799	797,259

Total liabilities and stockholders' equity	$1,784,819	$1,791,634

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	March 30,	March 31,	March 30,	March 31,
	2013	2012	2013	2012

Cash flows from operating activities:
Net income	$17,037	$3,569	$52,848	$25,692
Stock-based compensation	11,810	12,692	23,703	26,074
Depreciation and amortization	19,387	16,259	38,864	33,285
Accounts receivable	6,047	25,403	22,185	38,698
Accounts payable and accruals (5)	3,216	18,988	(24,742)	(13,868)
Deferred revenue	34,377	35,557	30,843	33,482
Income taxes	(6,774)	(9,492)	(40,553)	(11,901)
Excess tax benefits from stock-based awards	(111)	(303)	(139)	(453)
Other	(2,193)	(6,124)	(6,577)	2,025
Net cash provided by operating activities (6)	82,796	96,549	96,432	133,034

Capital expenditures	(5,033)	(9,054)	(12,426)	(16,624)
Acquisitions of businesses, net of cash acquired (7)	-	(290)	(222,423)	(1,170)
Proceeds (payments) on debt, net	(60,000)	(40,000)	(61,875)	(40,000)
Proceeds from issuance of common stock	2,229	6,927	2,874	14,123
Payments of withholding taxes in connection with
vesting of stock-based awards	(3,543)	(6,804)	(12,891)	(19,465)
Repurchases of common stock	(19,155)	(14,983)	(34,947)	(14,983)
Excess tax benefits from stock-based awards	111	303	139	453
Foreign exchange impact on cash	(4,988)	4,108	(3,617)	861

Net change in cash and cash equivalents	(7,583)	36,756	(248,734)	56,229
Cash and cash equivalents, beginning of period	248,392	187,351	489,543	167,878
Cash and cash equivalents, end of period	$240,809	$224,107	$240,809	$224,107

(5)	Includes accounts payable, accrued expenses, and accrued compensation and benefits

(6)	The three and six months ended March 30, 2013 include $13 million and $23 million in restructuring payments, respectively and $1 million and $5 million in acquisition-related payments, respectively.

(7)
We acquired Servigistics on October 2, 2012, for $222.4 million (net of cash acquired) which was funded with $230 million in borrowings under our revolving credit facility. We borrowed the funds in the fourth quarter of 2012 in contemplation of the acquisition closing.